First Quarter 2026 Financial Results & Business Update May 5, 2026 Exhibit 99.2

Forward-Looking Statements and Non-GAAP Financial Information Certain statements set forth in this presentation constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning: Alkermes plc’s (the “Company”) expectations with respect to its current and future financial, commercial and operating performance, business plans or prospects, including profitability. The Company cautions that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks, assumptions and uncertainties. These risks, assumptions and uncertainties include, among others: whether the Company is able to achieve its financial expectations, including those related to profitability; the Company’s commercial activities may not result in the benefits that the Company anticipates; the businesses of the Company and Avadel Pharmaceuticals plc (“Avadel”) may not be effectively integrated and the expected benefits and value of the acquisition may not be achieved; there may be unknown or inestimable liabilities, potential litigation and transaction costs associated with the acquisition; clinical development activities may not be completed on time or at all; the results of the Company’s development activities may not be positive, or predictive of final results from such activities, results of future development activities or real-world results; potential changes in the cost, scope, design or duration of the Company’s development activities; the unfavorable outcome of arbitration, litigation, including so-called “Paragraph IV” litigation, or other proceedings or other disputes related to the Company’s products or products using the Company’s proprietary technologies; the U.S. Food and Drug Administration or other regulatory authorities may make adverse decisions regarding the Company’s products; the Company and its licensees may not be able to continue to successfully commercialize their products or support growth of such products; there may be a reduction in payment rate or reimbursement for the Company’s products or an increase in the Company’s financial obligations to government payers; the Company’s products may prove difficult to manufacture, be precluded from commercialization by the proprietary rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; and those risks, assumptions and uncertainties described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2025 and in subsequent filings made by the Company with the U.S. Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov, and on the Company’s website at www.alkermes.com in the ‘Investors – SEC Filings’ section. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the Company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this presentation. Non-GAAP Financial Measures: This presentation includes information about certain financial measures that are not prepared in accordance with generally accepted accounting principles in the U.S. (“GAAP”), including EBITDA (earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA (excludes share‐based compensation expense and non‐recurring gains or losses in addition to the components of EBITDA from earnings). The Company provides these non-GAAP financial measures of the Company’s performance to investors because management believes that these non-GAAP financial measures, when viewed with the Company’s results under GAAP and the accompanying reconciliations, are useful in identifying underlying trends in ongoing operations. These non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, to the extent reasonably determinable, can be found in the Appendix of this presentation. Note Regarding Trademarks: The Company and its affiliates are the owners of various U.S. federal trademark registrations (®) and other trademarks (TM), including ARISTADA®, ARISTADA INITIO®, LUMRYZ®, LYBALVI® and VIVITROL®. Any other trademarks referred to in this presentation are the property of their respective owners. Appearances of such other trademarks herein should not be construed as any indicator that their respective owners will not assert their rights thereto.

Q1 2026 Financial and Operational Performance

In millions Q1 2026 Financial Results Summary Total Revenue In millions GAAP Net Income/(Loss) GAAP Earnings (Loss) Per Share Diluted 2026 results reflect the acquisition of Avadel in February 2026, including six-weeks of revenue contribution from LUMRYZ® and certain expenses related to the acquisition.

In millions Q1 2026 Profitability GAAP Net Income/(Loss) In millions Adjusted EBITDA* EBITDA* In millions EBITDA represents earnings before interest, tax, depreciation and amortization. Adjusted EBITDA excludes share‐based compensation expense and non‐recurring gains or losses in addition to the components of EBITDA from earnings. *Reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the Appendix of this presentation.

Q1 2026 Revenue Summary In millions Q1’26 Q1’25 Total Proprietary Net Sales $338.1 $244.5 VIVITROL® $112.4 $101.0 ARISTADA®* $93.8 $73.5 LYBALVI® $92.4 $70.0 LUMRYZ® $39.5 - Manufacturing & Royalty Revenue $54.8 $62.0 Total Revenue $392.9 $306.5 Amounts in the table may not sum due to rounding. *Inclusive of ARISTADA INITIO® **Represents LUMRYZ net sales recorded by Alkermes for the period of Feb. 12, 2026 - March 31, 2026. Prior to the completion of the acquisition, Avadel recorded LUMRYZ net sales of approximately $33 million between Jan. 1, 2026 and Feb. 11, 2026. . . **

Alkermes: 2026 Financial Expectations*

(in millions)	Previous Financial Expectations for Year Ending Dec. 31, 2026 (provided Feb. 25, 2026)	**Updated Financial Expectations for Year Ending Dec. 31, 2026* (provided May 5, 2026)**
Total Revenues	$1,730 – $1,840	$1,730 – $1,840
Cost of Goods Sold[b]	$365 – $385	$320 – $340
R&D Expenses	$445 – $485	$445 – $485
SG&A Expenses	$890 – $930	$890 – $930
Amortization of Intangible Assets[c]	$95 – $105	$75 – $85
Net Interest Expense	$75 – $85	$75 – $85
GAAP Net Loss	($115) – ($135)	($70) – ($90)
EBITDA‡	$60 – $90	$105 – $135
Adjusted EBITDA‡	$370 – $410	$370 – $410
Net Tax Benefit	~$20	~$0

Expected net sales of proprietary products:

- VIVITROL® net sales of $460M – $480M
- LYBALVI® net sales of $380M – $400M
- ARISTADA®[i] net sales of $365M – $385M
- LUMRYZ®[a] net sales of $315M – $335M

EBITDA represents earnings before interest, tax, depreciation and amortization.
Adjusted EBITDA excludes share-based compensation expense and non-recurring gains or losses in addition to the components of EBITDA from earnings.
[a] The acquisition of Avadel closed on Feb. 12, 2026. Expected net sales of LUMRYZ represents the period of Feb. 12, 2026 – Dec. 31, 2026. Avadel recorded net sales of LUMRYZ of approx. $33 million between Jan. 1, 2026 and Feb. 11, 2026.
[b] In connection with the acquisition of Avadel, the Company expects to record approximately $125 million of LUMRYZ inventory fair value step-up, approximately $105 million of which is expected to be expensed as inventory is sold in 2026.
[c] In connection with the acquisition of Avadel, the Company expects to record approximately $1.8 billion of intellectual property related to LUMRYZ, which will be amortized over an expected life of 14 years.
*These expectations were provided by the Company on May 5, 2026 and are effective only as of such date. The Company expressly disclaims any obligation to update or reaffirm these expectations.
‡Reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the Appendix of this presentation.
[i] Inclusive of ARISTADA INITIO®.

Alkermes | 7
© 2026 Alkermes. All rights reserved.

Q1 2026 Commercial Review

VIVITROL® Performance and Expectations *These expectations were initially provided by the Company on Feb. 25, 2026, are reiterated by the Company on May 5, 2026 and are effective only as of such date. The Company expressly disclaims any obligation to update or reaffirm these expectations. Q1’26 VIVITROL net sales were $112.4M Outlook: FY’26 net sales expected to range from $460M – $480M* VIVITROL Quarterly Net Sales ($M)

ARISTADA® Performance and Expectations Q1’26 ARISTADA net sales were $93.8M Outlook: FY’26 net sales expected to range from $365M – $385M†* *Inclusive of ARISTADA INITIO® †These expectations were initially provided by the Company on Feb. 25, 2026, are reiterated by the Company on May 5, 2026 and are effective only as of such date. The Company expressly disclaims any obligation to update or reaffirm these expectations. ARISTADA Quarterly Net Sales* ($M)

LYBALVI® Performance and Expectations *These expectations were initially provided by the Company on Feb. 25, 2026, are reiterated by the Company on May 5, 2026 and are effective only as of such date. The Company expressly disclaims any obligation to update or reaffirm these expectations. Q1’26 LYBALVI net sales of $92.4M Q1’26 gross-to-net deductions: ~33% Outlook: FY’26 net sales expected to range from $380M – $400M* LYBALVI Quarterly Net Sales ($M)

LUMRYZ® Performance and Expectations *These expectations were initially provided by the Company on Feb. 25, 2026, are reiterated by the Company on May 5, 2026 and are effective only as of such date. The Company expressly disclaims any obligation to update or reaffirm these expectations. **LUMRYZ net sales for the quarter were $39.5 million, representing net sales during the period of Feb. 12, 2026 - March 31, 2026. Prior to the completion of the acquisition, Avadel recorded LUMRYZ net sales of approximately $33 million between Jan. 1, 2026 and Feb. 11, 2026. Q1’26 LUMRYZ net sales recorded by Alkermes were $39.5M Prior to the completion of the acquisition, Avadel recorded LUMRYZ net sales of ~$33M between Jan. 1, 2026 and Feb. 11, 2026 Outlook: FY’26 net sales expected to range from $315M – $335M* LUMRYZ Net Sales expectations represents the period of Feb. 12, 2026 – Dec. 31, 2026 LUMRYZ Quarterly Net Sales ($M) **

Appendix

Appendix: Financial Results GAAP to Non-GAAP Reconciliation (In millions) Three Months Ended March 31, 2026 Three Months Ended March 31, 2025 Net (Loss) Income — GAAP $ (66.5) $ 22.5 Adjustments: Depreciation expense 7.8 7.4 Amortization expense 11.7 - Interest income (8.5) (10.1) Interest expense 20.9 - Income tax provision 4.6 3.0 EBITDA (30.1) 22.8 Share-based compensation 54.6 22.8 Costs related to the acquisition of Avadel 55.8 -- Adjusted EBITDA $80.3 $ 45.6 Amounts in the table may not sum due to rounding.

Appendix: Financial Expectations GAAP to Non-GAAP Reconciliation Projected GAAP and non-GAAP measures in the table above reflect the mid-points within the Company’s financial expectations ranges. (In millions) Year Ended December 31, 2023 Year Ending December 31, 2026 Projected Net Loss — GAAP $ (80.0) Adjustments: Net interest expense 80.0 Depreciation and amortization expense 120.0 Income tax benefit -- Projected EBTIDA $ 120.0 Shared-based compensation expense 115.0 Costs related to the acquisition of Avadel 155.0 Projected Adjusted EBITDA $ 390.0

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